Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CPS Technologies Corporation (the "Company") on Form 10-Q for the three month period ended June 29, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brian T. Mackey, President and Chief Executive Officer of the Company, and I, Charles K. Griffith Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 1, 2024
/s/ Brian T. Mackey
Brian T. Mackey
President and Chief Executive Officer

Date: November 1, 2024
/s/ Charles K. Griffith Jr.
Charles K. Griffith Jr.
Chief Financial Officer